Exhibit 1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned agree to the joint filing, on behalf of each of them, of a Statement on Schedule 13D (including any and all amendments thereto) with respect to beneficial ownership by the undersigned of common shares of beneficial interest, par value $0.001 per share, of GMH Communities Trust, a Maryland real estate investment trust, and further agree to the filing of this Agreement as an exhibit thereto. In addition, each party to this Agreement expressly authorizes each other party to this Agreement to file on its behalf any and all amendments to such Statement on Schedule 13D.

Dated: February 11, 2005

/s/ Gary M. Holloway, Sr.
Gary M. Holloway, Sr.

College Park Management, Inc.

By:	/s/ Gary M. Holloway, Sr.
Name: Gary M. Holloway, Sr.
Title: President

GMH Business Support, Inc.

By:	/s/ Gary M. Holloway, Sr.
Name: Gary M. Holloway, Sr.
Title: President

GHTomed, Ltd.

By:	/s/ Gary M. Holloway, Sr.
Name: Gary M. Holloway, Sr.
Title: President

GMH Associates, Inc.

By:	/s/ Gary M. Holloway, Sr.
Name: Gary M. Holloway, Sr.
Title: President

Corporate Flight Services, Inc.

By:	/s/ Gary M. Holloway, Sr.
Name: Gary M. Holloway, Sr.
Title: President

GH 353 Associates, Inc.

By:	/s/ Gary M. Holloway, Sr.
Name: Gary M. Holloway, Sr.
Title: President

LVWD, Ltd.

By: GHLVWD, Inc., its general partner

By:	/s/ Gary M. Holloway, Sr.
Name: Gary M. Holloway, Sr.
Title: President